EXHIBIT 99.1

Tenax Therapeutics Reports Second Quarter 2024 Financial Results and Provides a Corporate Update

Raised Gross Proceeds of Approximately $100 Million in a Private Placement with Leading Institutional Healthcare Investors

Continuing to Enroll Patients in Phase 3 LEVEL Study with 39 Investigative Sites Initiated

In April, Hosted the KOL Event, “LEVEL Setting,” Featuring Four Experts in Heart Failure Discussing the Unmet Medical Need in PH-HFpEF and Potential of Levosimendan to Address Disease

CHAPEL HILL, N.C., August 13, 2024 (GLOBE NEWSWIRE) -- Tenax Therapeutics, Inc. (“Tenax”) (Nasdaq: TENX), a Phase 3, development-stage pharmaceutical company focused on developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need, announced financial results for the second quarter of 2024 and provided a corporate update.

“In the second quarter, Tenax has undergone a significant transformation made possible by successful execution across our strategic priorities,” said Chris Giordano, President and Chief Executive Officer of Tenax.  “Several patients randomized in our Phase 3 LEVEL trial in Q1 and early Q2 have now completed 12 weeks of therapy and all have continued into the open label extension. We secured important U.S. intellectual property, and attained the global development and commercial rights to levosimendan for the treatment of PH-HFpEF.”

“We also conducted the KOL Event, “LEVEL Setting”, in April, which featured a panel of globally renowned cardiologists who reviewed the significant unmet medical need in PF-HFpEF and the potential of levosimendan to address this debilitating condition. Finally, we raised gross proceeds of approximately $100 million in a private placement financing, providing Tenax the resources to further advance the levosimendan Phase 3 program, with the ultimate goal of bringing to market the first FDA-approved treatment for the millions of patients who suffer from PH-HFpEF.”

Recent Corporate and Clinical Highlights

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In August 2024, Tenax announced the closing of a private placement financing that resulted in total gross proceeds to the Company of approximately $100 million, before deducting placement agent fees and other estimated offering expenses.

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In April 2024, Tenax announced that the United States Patent and Trademark Office (USPTO) granted the Company a patent, U.S. Patent No. 11,969,424, covering the use of TNX-103 (oral levosimendan), TNX-102 (subcutaneous levosimendan), TNX-101 (IV levosimendan), the active metabolites of levosimendan (OR1896 and OR18955) and various combinations of cardiovascular drugs with levosimendan when used to improve exercise performance in patients with pulmonary hypertension from heart failure with preserved ejection fraction (PH-HFpEF). The ‘424 patent expressly provides IP protection for levosimendan at all therapeutic doses.

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In April 2024, Tenax hosted “LEVEL Setting” – a scientific roundtable exploring the rationale for TNX-103 (oral levosimendan) in the treatment of PH-HFpEF. Presentations were made by four globally recognized experts in the field who then answered questions from attendees (LINK TO EVENT):

○	Understanding the setting of PH-HFpEF – Sanjiv Shah, M.D. (Northwestern University)

○	Mechanism of Action of Levosimendan – Daniel Burkhoff, M.D., Ph.D. (Columbia)

○	Review of data from the Phase 2 HELP Study – Barry Borlaug, M.D. (Mayo Clinic)

○	Current treatment landscape in PH-HFpEF – Javed Butler, M.D., M.P.H., M.B.A. (Baylor Scott & White)

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Second Quarter 2024 Financial Results

Tenax reported cash and cash equivalents of $9.4 million as of June 30, 2024, versus $9.8 million as of December 31, 2023. Following the close of the reporting period, the Company raised gross proceeds of approximately $100 million in a private placement financing, which closed on August 8, 2024, with leading institutional healthcare investors.

Research and Development expenses for the second quarter of 2024 were $2.3 million, compared to $0.2 million for the second quarter of 2023. The $2.1 million increase year-over-year is primarily attributable to increased costs for the ongoing Phase 3 LEVEL study.

General and administrative expenses for the second quarter of 2024 were $1.3 million versus $1.0 million for the second quarter of 2023.

Tenax reported a net loss of $3.6 million or $1.83 per share for the second quarter of 2024, compared to a net loss of $1.1 million or $4.00 per share for the second quarter of 2023.

About Levosimendan (TNX-101, TNX-102, TNX-103)

Levosimendan is a unique, potassium ATP channel activator and calcium sensitizer that affects the heart and vascular system through multiple mechanisms of action. Initially discovered and developed by Orion Corporation in Finland, intravenous levosimendan has been granted marketing authorization in 60 countries outside the United States for use in hospitalized patients with acutely decompensated heart failure. Results of Tenax’s Phase 2 HELP study of levosimendan in patients with pulmonary hypertension (PH) with heart failure with preserved ejection fraction (HFpEF) demonstrated that IV levosimendan produces potent dilation of the central and pulmonary venous circulations which translates into an improvement in exercise capacity, a discovery that is the basis of LEVEL, the Phase 3 investigation of Tenax’s  potential groundbreaking therapy. To date, no other drug therapy has improved exercise tolerance in patients with PH associated with HFpEF, “a growing epidemic with high morbidity and mortality and no treatment. The clear unmet need and lethal nature of PH-HFpEF must be met with novel solutions at all levels of therapeutic development” (AHA Scientific Advisory, “A Call to Action,” 2022).

About Tenax Therapeutics

Tenax Therapeutics, Inc. is a Phase 3, development-stage pharmaceutical company focused on developing and commercializing products that address cardiovascular and pulmonary diseases with high unmet medical need. Tenax  owns global rights to develop and commercialize levosimendan, which it has prioritized in the near term. Tenax also may resume developing its unique oral formulation of imatinib. For more information, visit www.tenaxthera.com. Tenax’s common stock is listed on The Nasdaq Stock Market LLC under the symbol “TENX”.

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Caution Regarding Forward-Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in this press release are forward-looking statements. These forward-looking statements may include information concerning possible or projected future business operations. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the expected use of proceeds from our recent private placement; the  expected cash runway with the net proceeds of our recent private placement, and risks associated with our cash needs; risks related to our business strategy, including the prioritization and development of product candidates; risks of our clinical trials, including, but not limited to, the timing, delays, costs, design, initiation, enrollment, and results of such trials; any delays in regulatory review and approval of product candidates in development; reliance on third parties, including Orion Corporation, our manufacturers and CROs; risks regarding the formulation, production, marketing, customer acceptance and clinical utility of our product candidates; our estimates regarding the potential market opportunity for our product candidates; the potential advantages of our product candidates; our competitive position; intellectual property risks; risks related to our continued listing on Nasdaq; our ability to maintain our culture and recruit, integrate and retain qualified personnel and advisors, including on our Board of Directors; volatility and uncertainty in the global economy and financial markets in light of the possibility of pandemics, global financial and geopolitical uncertainties, including in the Middle East and the Russian invasion of and war against the country of Ukraine; changes in legal, regulatory and legislative environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products; and other risks and uncertainties set forth from time to time in our SEC filings. Tenax assumes no obligation and does not intend to update these forward-looking statements except as required by law.

Contacts

Investor Contact:

John Fraunces

Managing Director

LifeSci Advisors, LLC

C: 917-355-2395

jfraunces@lifesciadvisors.com

or

Brian Mullen

LifeSci Advisors, LLC

C: 203-461-1175

bmullen@lifesciadvisors.com

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Tenax Therapeutics, Inc. - Consolidated Balance Sheet for the Periods Ended June 30, 2024 and December 31, 2023
	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$9,384,015	$9,792,130
Prepaid expenses	1,181,527	1,639,797
Other current assets	50,250	251,583
Total current assets	10,615,792	11,683,510
Other assets	1,117	1,117
Total assets	$10,616,909	$11,684,627

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$869,656	$2,073,149
Accrued liabilities	592,379	1,012,468
Note Payable	278,802	500,903
Total current liabilities	1,740,837	3,586,520
Total liabilities	1,740,837	3,586,520

Commitments and contingencies;
Stockholders' equity
Preferred stock, undesignated, authorized 4,818,654 shares;
Series A Preferred stock, par value $0.0001, authorized 5,181,346 shares; issued and outstanding 210, as of June 30, 2024 and December 31, 2023, respectively	-	-
Common stock, par value $0.0001 per share; authorized 400,000,000 shares; issued and outstanding 1,958,245 as of June 30, 2024 and 298,281 as of December 31, 2023, respectively	196	30
Additional paid-in capital	313,503,142	305,350,830
Accumulated deficit	(304,627,266)	(297,252,753)
Total stockholders’ equity	8,876,072	8,098,107
Total liabilities and stockholders' equity	$10,616,909	$11,684,627

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Tenax Therapeutics, Inc. - Consolidated Income Statement for the Periods Ended June 30, 2024 and June 30, 2023

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Operating expenses
General and administrative	$1,344,389	$1,038,257	$2,577,063	$2,311,987
Research and development	2,327,632	197,903	5,003,284	463,637
Total operating expenses	3,672,021	1,236,160	7,580,347	2,775,624

Net operating loss	3,672,021	1,236,160	7,580,347	2,775,624

Interest expense	9,189	9,126	17,153	16,476
Interest income	(104,883)	(139,859)	(222,333)	(216,136)
Other expense (income), net	(654)	911	(654)	(62,866)
Net loss	$3,575,673	$1,106,338	$7,374,513	$2,513,098

Net loss per share, basic and diluted	$(1.83)	$(4.00)	$(4.65)	$(12.77)
Weighted average number of common shares outstanding, basic and diluted	1,958,245	276,454	1,586,650	196,799

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